CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report and to all references to our Firm incorporated by reference in this Registration Statement.

                              /s/ Arthur Andersen LLP
                              ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin,
October 24, 1997